UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

June 18, 2016

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2016, Roper Technologies, Inc. (the “Company”) announced that John K. Stipancich has been appointed as its Vice President, General Counsel and Secretary, effective immediately.  Mr. Stipancich was most recently Executive Vice President and Chief Financial Officer of Newell Brands Inc. where he has also served as General Counsel and Corporate Secretary, and Executive Leader of its operations in the Europe, Middle East and Africa region.  He succeeds David B. Liner, who advised the Company that he intends on retiring after serving for the past eleven years as the Company’s Vice President, General Counsel and Secretary.  Mr. Liner has agreed to continue with Roper until the end of 2017 to assist in an orderly transition and to work on special projects.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC.

Date: June 23, 2016	By:	/s/ John Humphrey
John Humphrey Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit 99	Press Release